Exhibit 2

                               AMENDMENT NO. 2 TO
                           GUARANTY ISSUANCE AGREEMENT

                  AMENDMENT, dated as of March 29, 1999 (this "Amendment"), by and among HUGHES ELECTRONICS CORPORATION, a Delaware corporation ("Hughes"), SINGAPORE TELECOMMUNICATIONS LTD., a Singapore corporation ("SingTel"), BARON CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Baron", and collectively with Hughes and SingTel, the "Guarantors"), AMERICAN MOBILE SATELLITE CORPORATION, a Delaware corporation ("AMSC Parent"), and AMSC ACQUISITION COMPANY, INC., a Delaware corporation and a wholly-owned subsidiary of AMSC Parent ("AMSC Acquisition"), to the Guaranty Issuance Agreement dated as of March 31, 1998 (said Agreement, as the same may be amended, supplemented or otherwise modified from time to time, being the "Guaranty Issuance Agreement", and the terms defined therein being used herein as therein defined unless otherwise defined herein), by and among each of the Guarantors, AMSC Parent and AMSC Acquisition.

                              W I T N E S S E T H :

                  WHEREAS, AMSC Parent and AMSC Acquisition wish to eliminate the financial covenants contained in the Guaranty Issuance Agreement and the Guarantors are willing to accept the elimination of such covenants, subject to the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                  SECTION 1. CONSIDERATION FOR AMENDMENT. As consideration for the execution of this Amendment, the warrants issued to each of the Guarantors in connection with the Guaranties will be amended, effective April 1, 1999, to reflect a change in the exercise price of each of the warrants to $7.50 per share, subject to adjustment as provided therein. To implement the foregoing, each of (i) Amendment No. 1 to the New Warrants, in the form annexed hereto as Exhibit A, and (ii) Amendment No. 3 to the Amended Warrants, in the form annexed hereto as Exhibit B, have been executed by the parties hereto.

                  SECTION 2. AMENDMENTS TO SECTION 3 OF THE GUARANTY ISSUANCE AGREEMENT. Section 3 of the Guaranty Issuance Agreement is hereby amended as follows:

                  (a) Amendment to Section 3(a). Section 3(a) thereof is amended by deleting it in its entirety and substituting in lieu thereof the phrase "[Intentionally omitted.]".

                  (b) Amendment to Section 3(b). Section 3(b) thereof is amended by deleting the phrase ", Section 3(a)" from Section 3(b)(2).



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
                  (c) Amendment to Section 5. Section 5 thereof is amended by deleting all of the text therein (including the second sentence thereof) after the phrase "signed by such party" and substituting in lieu thereof a period.

                  (d) Amendment to Section 6. Section 6 thereof is amended by
(i) deleting the phrase "Sections 3 or 5" in the first sentence thereof and substituting in lieu thereof the phrase "Section 3", and (ii) deleting the phrase "except as otherwise specifically provided in Section 5 hereof with respect to certain waivers by Requisite Guarantors," in the second sentence thereof.

                  SECTION 3. EFFECTIVENESS. This Amendment shall become effective as of the date first set forth above upon the execution of a counterpart hereof by each of the Guarantors, AMSC Parent and AMSC Acquisition.

                  SECTION 4.  MISCELLANEOUS.

                  (a) Upon the effectiveness of this Amendment, each reference in the Guaranty Issuance Agreement to "this Agreement," "hereunder," "herein," or words of like import shall mean and be a reference to the Guaranty Issuance Agreement as amended hereby.

                  (b) Except as specifically amended or waived hereby, the Guaranty Issuance Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy which AMSC Parent, AMSC Acquisition or any Guarantor hereto may have under the Guaranty Issuance Agreement.

                  (d) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  (e) Each of AMSC Parent and AMSC Acquisition acknowledges its joint and several obligation, under Section 4 of the Guaranty Issuance Agreement, to pay, upon demand, to each Guarantor the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of such Guarantor's counsel and of any experts and agents, which such Guarantor has incurred or may incur in connection with the negotiation, preparation or administration of this Amendment.

                  (F) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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
                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


AMSC ACQUISITION COMPANY, INC.

By: /s/ Randy Segal
    ------------------------------------------
    Name: Randy Segal
    Title: Senior Vice President


AMERICAN MOBILE SATELLITE CORPORATION

By: /s/ Randy Segal
    ------------------------------------------
    Name: Randy Segal
    Title: Senior Vice President


HUGHES ELECTRONICS CORPORATION

By: /s/ Mark A. McEachen
    ------------------------------------------
    Name: Mark A. McEachen
    Title: Corporate Vice President &
           Treasurer


SINGAPORE TELECOMMUNICATIONS LTD.

By: /s/ Hoh Wing Chee
    ------------------------------------------
    Name: Hoh Wing Chee
    Title: CEO (International Network)


BARON CAPITAL PARTNERS, L.P.,
   a Delaware limited partnership
By: Baron Capital Management, Inc.,
   a General Partner

By: /s/ Ronald Baron
    ------------------------------------------
    Name: Ronald Baron
    Title: Chief Executive Officer & Chairman



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